                                                                    EXHIBIT 3.46

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 08:58 AM 07/24/2003
                                                     FILED 08:54 AM 07/24/2003
                                                   SRV 030483577 - 3619675 FILE

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        CALPINE CORPUS CHRISTI ENERGY, LP

         It is hereby certified that:

                  FIRST: The name of the limited partnership is:

                       CALPINE CORPUS CHRISTI ENERGY, LP.

                  SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited Partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

                  The undersigned, a general partner of the partnership, executes this Certificate of Amendment on July 23, 2003.

                                        /s/ Lisa M. Bodensteiner
                                        ----------------------------------
                                        Name: Lisa M. Bodensteiner
                                        Capacity: Authorized Person
                                        On Behalf of: Calpine Corpus Christi
                                                      Energy GP, LLC.
                                                      General Partner